Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-209549) on Form S-1/A of True Drinks Holdings, Inc. of our report dated March 24, 2016, relating to our audits of the consolidated financial statements as of and for the years ended December 31, 2015 and 2014, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP
April 22, 2016
Newport Beach, California